  As filed with the Securities and Exchange Commission on December 12, 2001.
                                             Registration No. 333- _____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                           NEXT GENERATION MEDIA CORP.
             (Exact name of registrant as specified in its charter)

             NEVADA                                            88-0169543
 (State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                                 8380 ALBAN ROAD
                           SPRINGFIELD, VIRGINIA 22150
          (Address, including zip code, of principal executive offices)

                          BUSINESS CONSULTING AGREEMENT
              BETWEEN THE REGISTRANT AND TIFFANY PRODUCTIONS, INC.
                            (Full title of the plan)

                         ------------------------------

                                   DARRYL REED
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           NEXT GENERATION MEDIA CORP.
                                 8380 ALBAN ROAD
                           SPRINGFIELD, VIRGINIA 22150
                                 (703) 913-0416
 (Name, address and telephone number, including area code, of agent for service)

                         ------------------------------
                                    Copy to:
                            Kathleen L. Cerveny, Esq.
                         Reed Smith Hazel & Thomas, LLP
                       3110 Fairview Park Drive, Ste. 1400
                             Falls Church, VA 22042
                                 (703) 641-4200


                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                      AMOUNT TO          PROPOSED          PROPOSED          AMOUNT OF
   TITLE OF SECURITIES TO BE             BE               MAXIMUM           MAXIMUM        REGISTRATION
           REGISTERED                REGISTERED          AGGREGATE         AGGREGATE          FEE (2)
                                                         PRICE PER         OFFERING
                                        (1)              SHARE (2)         PRICE (2)
---------------------------------------------------------------------------------------------------------
Common Stock,                         169,000              0.11           $18,590.00          $4.44
$0.01 par value
=========================================================================================================

(1) Represents shares of Common Stock issuable to Tiffany Productions, Inc. pursuant to the terms of the Business Consulting Agreement (the "Consulting Agreement") between Next Generation Media Corp. and Tiffany Productions, Inc. upon the filing and effectiveness of this Registration Statement on Form S-8.

(2) Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the Common Stock on the OTC Bulletin Board on December 12, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        The documents containing the information specified in this Part I will be sent or given to the plan participant to which this Registration Statement relates, as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended, and are not filed as part of this Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed by Next Generation Media Corp. (the "Company") (File No. 2-74785-B) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement as of their respective dates:

                (a) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001;

                (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001;

                (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001;

                (d) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000; and

                (e) The description of the Company's Common Stock contained in any registration statement or report filed by the Company under the Securities Act or in any report filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        In addition, all documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances. The Company's by-laws provide for indemnification of the Company's officers and directors to the full extent permitted by Nevada law which includes all liability, damages, and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company to the maximum extent and under all circumstances permitted by law.. The by-laws with certain exceptions eliminate any personal liability of a director to the Company or its shareholders for monetary damages for the breach of a director's fiduciary duty and therefore a director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

5(a)    Opinion regarding legality.

10(a) Business Consulting Agreement between Next Generation Media Corp. and Tiffany Productions, Inc.

23(a)   Consent of Turner, Jones & Associates P.L.L.C.

23(b)   Consent of Reed Smith Hazel & Thomas LLP (included in Opinion).

24(a)   Power of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS

(a)     The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, if the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; and

provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Virginia, on December 6, 2001.

                         NEXT GENERATION MEDIA CORP.


                         By:  /s/ Darryl Reed
                              --------------------------------------------------
                              Darryl Reed, President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints David Morey and Steven Kronzek and each of them acting individually, as such persons' true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature                                   Title                               Date
/s/ Darryl Reed                             Director, President                 December 6, 2001
------------------------------------        and Chief Executive Officer
Darryl Reed                                 (Principal Executive Officer)


/s/ Leon Zajdel                             Director                            December 6, 2001
------------------------------------
Leon Zajdel


/s/ Steve Kronzek                           Director                            December 6, 2001
------------------------------------
Steve Kronzek


/s/ James Brooking                          Director                            December 6, 2001
------------------------------------
James Brooking

                                INDEX TO EXHIBITS


Exhibit No.    Title of Exhibit
-----------    ----------------
5(a)           Opinion regarding legality.

10(a)          Business Consulting Agreement between Next Generation Media Corp. and Tiffany
               Productions, Inc.

23(a)          Consent of Turner, Jones & Associates P.L.L.C.

23(b)          Consent of Reed Smith Hazel & Thomas LLP (included in Opinion).

24(a)          Power of Attorney (included on signature page).